UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2005

ITC^DeltaCom, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23253	58-2301135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 O.G. Skinner Drive West Point, Georgia	31833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 385-8000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 17, 2004, ITC^DeltaCom, Inc. (“ITC^DeltaCom”) publicly announced that it would not proceed with its proposed acquisition by merger of NT Corporation (“NTC”) and that ITC^DeltaCom and NTC were conducting discussions seeking to achieve a mutual termination of their merger agreement.

On February 28, 2005, ITC^DeltaCom entered into a definitive Termination Agreement, dated as of February 28, 2005 (the “NTC Termination Agreement”), among ITC^DeltaCom, a wholly owned subsidiary of ITC^DeltaCom, NTC, certain stockholders of NTC (the “Principal NTC Stockholders”), and Network Telephone Corporation, pursuant to which the foregoing parties (other than Network Telephone Corporation) have agreed to terminate a definitive Agreement and Plan of Merger, dated as of September 8, 2004 (the “NTC Merger Agreement”), among ITC^DeltaCom, such wholly owned subsidiary of ITC^DeltaCom, NTC and the Principal NTC Stockholders. The NTC Merger Agreement provided for ITC^DeltaCom’s acquisition of NTC by merger of ITC^DeltaCom’s wholly owned subsidiary with and into NTC (the “NTC Merger”).

The parties entered into the NTC Termination Agreement pursuant to a provision in the NTC Merger Agreement which provides that the NTC Merger Agreement may be terminated by mutual consent of all of the parties to that agreement. The parties agreed to enter into the NTC Termination Agreement because certain conditions to ITC^DeltaCom’s obligation to complete the NTC Merger would not have been satisfied.

The NTC Termination Agreement provides that, effective February 28, 2005, the parties to the NTC Merger Agreement have terminated that agreement, which from and after such date is void and of no effect. The NTC Termination Agreement further provides that, from and after such date and notwithstanding anything to the contrary contained in the NTC Merger Agreement, none of the parties to that agreement nor any of their respective subsidiaries, officers, directors, shareholders, partners, employees, agents, representatives or affiliates, nor any other person, will have any liability or obligation under the NTC Merger Agreement. No termination penalties or fees are payable by any party to the NTC Merger Agreement.

The NTC Termination Agreement provides for a mutual release of each party by each of the other parties. In accordance with such release, each party, for itself and each of its parents, subsidiaries, predecessors, divisions, committees, shareholders, partners, affiliates, successors and assigns and their respective present and former officers, directors, shareholders, partners, agents, employees, representatives and affiliates, unconditionally releases and forever discharges (a) each other party and (b) each of such other party’s parents, subsidiaries, predecessors, divisions, committees, shareholders, partners, affiliates, successors and assigns and their respective present and former officers, directors, shareholders, partners, agents, employees, representatives and affiliates of and from all actions, causes of action, and demands, known or unknown, matured or unmatured, contingent or fixed, which each ever had, has as of the date of the NTC Termination Agreement or thereafter can, shall, or may have for, upon, or by reason of any matter, cause or thing whatsoever relating to or arising out of or in any way related to the NTC Merger Agreement.

The NTC Termination Agreement provides that, if, at any time within six months after December 17, 2004, ITC^DeltaCom or any of ITC^DeltaCom’s controlled affiliates

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enters into an agreement with Florida Digital Network, Inc. (“FDN”) or any of FDN’s controlled affiliates relating to the acquisition of all or substantially all of the assets of FDN, the acquisition of a majority of the capital stock of FDN, or any other transaction substantially similar to the business combination transaction contemplated by the merger agreement, dated as of September 8, 2004 and terminated as of December 17, 2004, pursuant to which ITC^DeltaCom had agreed to acquired FDN by merger, ITC^DeltaCom will pay $2,000,000 in cash to NTC upon the consummation of such transaction.

Before and after entering into the NTC Merger Agreement, NTC and Network Telephone Corporation purchased communications services from ITC^DeltaCom’s operating subsidiaries in the ordinary course of business.

A copy of the NTC Termination Agreement is filed with this report as Exhibit 10. The NTC Termination Agreement is incorporated in its entirety in this Item 1.01 by reference, and the foregoing description of the NTC Termination Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the NTC Termination Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

As described in Item 1.01 of this report, the NTC Merger Agreement was terminated effective on February 28, 2005 pursuant to, and effective upon the effectiveness on that date of, the NTC Termination Agreement. The information set forth in Item 1.01 of this report is incorporated in its entirety in this Item 1.02 by reference.

As a result of the termination of the NTC Merger Agreement, and without any action by the parties thereto, there also terminated, effective on February 28, 2005, the Voting Agreement, dated as of September 8, 2004, to which ITC^DeltaCom was a party and pursuant to which Welsh, Carson, Anderson & Stowe VIII, L.P. (“WCAS VIII”) and WCAS Capital Partners III, L.P. (“WCAS Capital Partners”) agreed with NTC to vote their shares of ITC^DeltaCom capital stock in favor of the issuance by ITC^DeltaCom of its common stock in connection with the NTC Merger and related matters. WCAS VIII and WCAS Capital Partners together have the right to vote shares of common stock and Series B preferred stock of ITC^DeltaCom which collectively represent a majority of the votes represented by all outstanding shares of ITC^DeltaCom’s capital stock.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits. ITC^DeltaCom herewith files the exhibit described below.

Exhibit Number	Description of Exhibit
10	Termination Agreement, dated as of February 28, 2005, among ITC^DeltaCom, Inc. Starlight Florida Co., NT Corporation, each of the stockholders of NT Corporation identified on the signature pages thereto, and Network Telephone Corporation.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC^DELTACOM, INC.

Date: February 28, 2005	/s/ J. Thomas Mullis
J. Thomas Mullis
Senior Vice President-Legal and Regulatory

Exhibit Index

Exhibit Number	Description of Exhibit
10	Termination Agreement, dated as of February 28, 2005, among ITC^DeltaCom, Inc. Starlight Florida Co., NT Corporation, each of the stockholders of NT Corporation identified on the signature pages thereto, and Network Telephone Corporation.